Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts:
Timothy A. Bonang, Vice President of Investor Relations, or
Carlynn Finn, Senior Manager of Investor Relations
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America LLC Announces Fourth Quarter and Year End 2012 Results

Westlake, OH (March 18, 2013):  TravelCenters of America LLC (NYSE MKT: TA) today announced financial results for the fourth quarter and year ended December 31, 2012.

At December 31, 2012, TA’s business included 243 sites, 171 of which were operated under the “TravelCenters of America” or “TA” brand names and 72 of which were operated under the “Petro” brand name.  TA’s results were:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in thousands, except per share amounts)

Revenues	$1,925,195	$1,924,501	$7,995,724	$7,888,857
Net income (loss)	$(2,459)	$(2,475)	$32,198	$23,574

Net income (loss) per share:
Basic and diluted	$(0.08)	$(0.09)	$1.12	$0.98

Supplemental Data:
Total fuel sales volume (gallons)	486,963	513,023	2,039,960	2,087,416
Total fuel revenues	$1,597,287	$1,613,402	$6,636,297	$6,603,329
Fuel gross margin	$76,484	$73,398	$326,047	$301,382

Total nonfuel sales	$324,456	$307,409	$1,344,755	$1,271,085
Nonfuel gross margin	$180,183	$174,665	$745,281	$722,993
Nonfuel gross margin percentage	55.5%	56.8%	55.4%	56.9%

EBITDAR(1)	$65,598	$61,857	$293,023	$272,387

(1)        A reconciliation that shows the calculation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, from net income (loss) determined in accordance with generally accepted accounting principles, or GAAP, appears in the supplemental data below.

Business Commentary

TA’s net loss of $2.5 million for the fourth quarter of 2012 was essentially unchanged from its net loss for the fourth quarter of 2011.  TA’s results for the fourth quarter of 2012 included improvement in fuel gross margin, nonfuel revenues, nonfuel gross margin and EBITDAR, the latter of which increased by $3.7 million, or 6.0%, over the 2011 fourth quarter to $65.6 million, despite a decline in fuel sales volume.  Nonfuel revenues for the 2012 fourth quarter increased $17.0 million, or 5.5%, over the 2011 fourth quarter.  Despite a 5.1% decline in gallons sold, fuel gross margin increased $3.1 million, or 4.2%, nonfuel gross margin increased $5.5 million, or 3.2%, and total gross margin increased $8.4 million, or 3.3%, each in the 2012 fourth quarter as compared to the 2011 fourth quarter.  Approximately 27% of the 5.1% decline in fuel gallons sold was attributable to TA’s ceasing to supply fuel on a wholesale basis to certain of its franchisees during 2012.  In addition, during the 2012 fourth quarter TA replaced 234 diesel dispensers, or about 12% of its total, adversely affecting diesel fueling capacity at its travel centers.  The improvements in nonfuel revenues and gross margin in the fourth quarter of 2012 resulted, in large part, from the travel centers acquired during 2011 and 2012, increased fuel gross margin per gallon and increased customer spending for nonfuel products and services in TA’s travel centers.

Investment Activity

During the year ended December 31, 2012, TA made capital investments of $166.8 million for improvements to its existing travel center business and $21.9 million to improve travel centers TA acquired during 2011 and 2012.  During 2012, TA purchased ten travel centers and acquired the businesses of four franchisees for an aggregate of $52.3 million.  During 2012, TA entered agreements to acquire four additional travel centers for a total of $20.3 million; two of these acquisitions were completed during January and February 2013 and TA expects to complete the other two purchases during the first half of 2013.  However, the pending acquisitions are subject to conditions and, accordingly, they may be delayed, their terms may be changed or they may not be completed.

Capital Activity

During 2012, TA sold to Hospitality Properties Trust, or HPT, $76.8 million of improvements to sites leased from HPT.  On January 15, 2013, TA sold $110 million of 8.25% Senior Notes due 2028 in a public offering for net proceeds of approximately $105.2 million after underwriters discount and commission and other offering expenses.

Thomas M. O’Brien, TA’s CEO, made the following statement regarding the fourth quarter and full year 2012 results of operations and recent activities.

“TA furthered its operating and financial flexibility during 2012.  At the same time TA was able to increase EBITDAR and net income per share over the prior year by 8% and 14%, respectively.  These results were achieved through a combination of a number of factors, including higher fuel margins per gallon and in total, the acquisition of travel centers and businesses, execution of internal growth projects, our ability to take advantage of an opportunity in the capital markets and, above all, the operating excellence demonstrated by over 17,000 employees.”

Supplemental Data

In addition to the historical financial results prepared in accordance with GAAP, TA furnishes supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data that includes operating data for the travel centers that were operated by TA continuously since the beginning of the earliest applicable periods presented.  A presentation of EBITDAR, and a reconciliation that shows the calculation of EBITDAR from net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, also appears in the supplemental data.

Conference Call:

Later today, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months and year ended December 31, 2012.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 553-0288.  Participants calling from outside the United States and Canada should dial (612) 332-0530.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (320) 365-3844.  The replay pass code is 286314.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call.

The transcription, recording and retransmission in any way of TA’s fourth quarter and year end conference call is strictly prohibited without the prior written consent of TA.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA”, “Petro Stopping Centers” and “Petro” brand names and offer diesel and gasoline fueling, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THIS PRESS RELEASE STATES THAT THE IMPROVEMENT IN TA’S NONFUEL REVENUES AND GROSS MARGIN RESULTED IN LARGE PART FROM THE TRAVEL CENTERS ACQUIRED OR OPENED DURING 2011 AND 2012, INCREASED FUEL MARGIN PER GALLON AND INCREASED CUSTOMER SPENDING FOR NONFUEL PRODUCTS AND SERVICES IN TA’S TRAVEL CENTERS.  AN IMPLICATION OF THESE STATEMENTS MAY BE THAT TA WILL BE ABLE TO OPERATE PROFITABLY IN THE FUTURE. IN FACT, THERE ARE MANY FACTORS WHICH WILL IMPACT TA’ S FUTURE OPERATIONS THAT MAY CAUSE TA TO OPERATE UNPROFITABLY IN ANNUAL AND/OR QUARTERLY PERIODS IN ADDITION TO THOSE STATED ITEMS, INCLUDING SOME FACTORS WHICH ARE BEYOND TA’S CONTROL SUCH AS SEASONALITY, THE CONDITION OF THE U.S. ECONOMY GENERALLY, THE FUTURE DEMAND FOR TA’S GOODS AND SERVICES AND COMPETITION IN TA’S BUSINESS;

•                  THIS PRESS RELEASE STATES THAT TA HAS ACQUIRED TRAVEL CENTER LOCATIONS DURING 2011 AND 2012, REFERENCES SEVERAL TRAVEL CENTER AND BUSINESS PURCHASES THAT TA HAS COMPLETED OR AGREED TO COMPLETE DURING 2012 AND TO DATE IN 2013, AND STATES THAT TA EXPECTS PURCHASES TO CLOSE DURING THE FIRST HALF OF 2013.  THE IMPLICATIONS OF THESE STATEMENTS MAY BE THAT TA WILL BE ABLE TO COMPLETE THE REFERENCED PURCHASES AND TA WILL BE ABLE TO OPERATE ITS PURCHASED LOCATIONS PROFITABLY.  MANY OF THE TRAVEL CENTERS TA HAS ACQUIRED PRODUCED OPERATING RESULTS WHICH MAY HAVE CAUSED THE PRIOR OWNERS TO EXIT THESE BUSINESSES AND TA’S ABILITY TO OPERATE THESE LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, INCLUDING TA’S ABILITY TO INTEGRATE NEW OPERATIONS INTO ITS EXISTING OPERATIONS AND SOME FACTORS WHICH ARE BEYOND TA’S CONTROL SUCH AS THE LEVEL OF DEMAND FOR TA’S GOODS AND SERVICES ARISING FROM THE U.S. ECONOMY GENERALLY.  TA MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE NEW TRAVEL CENTER OPERATIONS OR OPERATE SUCH LOCATIONS PROFITABLY IN THE FUTURE.  ALSO, TA MAY NOT SUCCEED IN COMPLETING THE PURCHASES TO WHICH TA HAS AGREED; AND

•                  THIS PRESS RELEASE STATES THAT DURING 2012 TA MADE CAPITAL INVESTMENTS OF $188.7 MILLION FOR IMPROVEMENTS TO EXISTING AND ACQUIRED TRAVEL CENTERS, AND SOLD TO HPT, $76.8 MILLION OF IMPROVEMENTS TO TRAVEL CENTERS LEASED FROM HPT.  TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF CAPITAL INVESTMENT TO MAINTAIN THE COMPETITIVENESS OF TA’S LOCATIONS AND HPT IS NOT OBLIGATED TO PURCHASE IMPROVEMENTS TO LEASED TRAVEL CENTERS FROM TA. THERE CAN BE NO ASSURANCE THAT TA WILL HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY TO FUND FUTURE CAPITAL INVESTMENTS.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON TA, ITS CUSTOMERS AND ITS FRANCHISEES;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE TRAVEL CENTER INDUSTRY;

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY, COMPETITION OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  ACQUISITIONS MAY SUBJECT TA TO ADDITIONAL OR GREATER RISKS THAN TA’S CONTINUING OPERATIONS, INCLUDING THE ASSUMPTION OF UNKNOWN LIABILITIES;

•                  MOST OF TA’S TRUCKING CUSTOMERS TRANSACT BUSINESS WITH TA BY USE OF FUEL CARDS, WHICH ARE ISSUED BY THIRD PARTY FUEL CARD COMPANIES.  THE FUEL CARD INDUSTRY HAS ONLY A FEW SIGNIFICANT PARTICIPANTS.  FUEL CARD COMPANIES FACILITATE PAYMENTS TO TA, AND CHARGE TA FEES FOR THESE

SERVICES.  COMPETITION, OR LACK THEREOF, AMONG THE FUEL CARD COMPANIES MAY RESULT IN FUTURE INCREASES IN TA’S TRANSACTION FEE EXPENSES OR WORKING CAPITAL REQUIREMENTS, OR BOTH;

•                  IN THE PAST, INCREASES IN FUEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY HAVE ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN FUEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS AND SOME OF THESE PAST CONSEQUENCES MAY CONTINUE, WHICH MAY ADVERSELY AFFECT TA’S BUSINESS EVEN IF FUEL PRICES DO NOT INCREASE;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN TA’S CURRENT TERMS FOR PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  IN TIMES OF RISING FUEL AND NONFUEL PRICES, TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO INCREASE THE CREDIT AMOUNTS THEY EXTEND TO TA, WHICH MAY REQUIRE TA TO INCREASE ITS WORKING CAPITAL INVESTMENT.  ALSO, IN LIGHT OF TA’S HISTORICAL OPERATING LOSSES, THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN;

•                  TA IS ROUTINELY INVOLVED IN LITIGATION AND OTHER LEGAL MATTERS INCIDENTAL TO THE ORDINARY COURSE OF ITS BUSINESS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN HAVE UNANTICIPATED RESULTS.  LITIGATION IS EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS OR MAY BECOME INVOLVED;

•                  ACTS OF TERRORISM, GEOPOLITICAL RISKS, WARS, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND TA’S CONTROL MAY ADVERSELY AFFECT TA’S OPERATING RESULTS;

•                  ALTHOUGH TA BELIEVES THAT IT BENEFITS FROM ITS CONTINUING RELATIONSHIPS WITH HPT, REIT MANAGEMENT & RESEARCH LLC, OR RMR, AFFILIATES INSURANCE COMPANY, OR AIC, AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH TA’S MANAGING DIRECTORS, HPT, RMR, AIC AND AFFILIATED AND RELATED PERSONS AND ENTITIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION;

•                  AS A RESULT OF CERTAIN TRADING IN TA’S SHARES DURING 2007, TA EXPERIENCED AN OWNERSHIP CHANGE AS DEFINED BY SECTION 382 OF THE INTERNAL REVENUE CODE, OR THE CODE.  CONSEQUENTLY, TA IS UNABLE TO USE ITS NET OPERATING LOSS GENERATED IN 2007 TO OFFSET ANY FUTURE TAXABLE INCOME.  IF TA EXPERIENCES ADDITIONAL OWNERSHIP CHANGES, AS DEFINED IN THE CODE, ITS NET OPERATING LOSSES GENERATED AFTER 2007 COULD ALSO BE SUBJECT TO USAGE LIMITATIONS; AND

•                  TA’S LIMITED LIABILITY COMPANY AGREEMENT AND BYLAWS AND CERTAIN OF TA’S OTHER AGREEMENTS INCLUDE VARIOUS PROVISIONS WHICH MAY DETER A CHANGE OF CONTROL OF TA AND, AS A RESULT, TA’S SHAREHOLDERS MAY BE UNABLE TO REALIZE A TAKE OVER PREMIUM FOR THEIR SHARES.

TA ACCUMULATED A SIGNIFICANT DEFICIT DURING THE YEARS 2007 THROUGH 2010.  ALTHOUGH TA GENERATED NET INCOME FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2012, AND TA’S PLANS ARE INTENDED TO GENERATE NET INCOME IN FUTURE PERIODS, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S PERIODIC REPORTS, INCLUDING TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012, TO BE FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS,” AND “RISK FACTORS” AND ELSEWHERE IN THAT ANNUAL REPORT.  COPIES OF THAT TA ANNUAL REPORT WILL BE AVAILABLE AT THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION: WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended December 31,
	2012	2011
Revenues:
Fuel	$1,597,287	$1,613,402
Nonfuel	324,456	307,409
Rent and royalties	3,452	3,690
Total revenues	1,925,195	1,924,501

Cost of goods sold (excluding depreciation):
Fuel	1,520,803	1,540,004
Nonfuel	144,273	132,744
Total cost of goods sold (excluding depreciation)	1,665,076	1,672,748

Operating expenses:
Site level operating	172,560	166,923
Selling, general & administrative	22,437	23,428
Real estate rent	50,897	48,459
Depreciation and amortization	14,396	13,067
Total operating expenses	260,290	251,877

Income (loss) from operations	(171)	(124)

Income (loss) from equity investees	614	455
Acquisition costs	(138)	—
Interest income	391	180
Interest expense	(2,726)	(2,317)
Loss before income taxes	(2,030)	(1,806)
Provision for income taxes	429	669
Net loss	$(2,459)	$(2,475)

Net loss per share:
Basic and diluted	$(0.08)	$(0.09)

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2012, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Year Ended December 31,
	2012	2011
Revenues:
Fuel	$6,636,297	$6,603,329
Nonfuel	1,344,755	1,271,085
Rent and royalties	14,672	14,443
Total revenues	7,995,724	7,888,857

Cost of goods sold (excluding depreciation):
Fuel	6,310,250	6,301,947
Nonfuel	599,474	548,092
Total cost of goods sold (excluding depreciation)	6,909,724	6,850,039

Operating expenses:
Site level operating	698,522	677,958
Selling, general & administrative	95,547	89,196
Real estate rent	198,927	191,798
Depreciation and amortization	51,534	47,466
Total operating expenses	1,044,530	1,006,418

Income (loss) from operations	41,470	32,400

Income from equity investees	1,877	1,169
Acquisition costs	(785)	(446)
Interest income	1,485	835
Interest expense	(10,358)	(9,005)
Income (loss) before income taxes	33,689	24,953
Provision for income taxes	1,491	1,379
Net income (loss)	$32,198	$23,574

Net income (loss) per share:
Basic and diluted	$1.12	$0.98

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2012, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents (1)	$35,189	$118,255
Accounts receivable, net	106,273	130,672
Inventories	191,006	168,267
Other current assets	61,020	67,056
Total current assets	393,488	484,250

Property and equipment, net	576,512	479,943
Goodwill and intangible assets, net	20,041	21,957
Other noncurrent assets	28,240	30,381
Total assets	$1,018,281	$1,016,531

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$143,605	$149,051
Current HPT Leases Liabilities	28,354	26,891
Other current liabilities	111,168	113,624
Total current liabilities	283,127	289,566

Noncurrent HPT Leases liabilities	351,135	373,451
Other noncurrent liabilities	30,585	34,913
Total liabilities	664,847	697,930

Shareholders’ equity	353,434	318,601
Total liabilities and shareholders’ equity	$1,018,281	$1,016,531

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2012, to be filed with the U.S. Securities and Exchange Commission.

(1)                   On January 15, 2013, TA sold $110,000 of 8.25% Senior Notes for net proceeds of approximately $105,200 after underwriters’ discounts and commission and other offering expenses.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Calculation of EBITDAR:(1)
Net income (loss)	$(2,459)	$(2,475)	$32,198	$23,574
Add: income taxes	429	669	1,491	1,379
Add: depreciation and amortization	14,396	13,067	51,534	47,466
Deduct: interest income	(391)	(180)	(1,485)	(835)
Add: interest expense(2)	2,726	2,317	10,358	9,005
Add: real estate rent expense(3)	50,897	48,459	198,927	191,798
EBITDAR	$65,598	$61,857	$293,023	$272,387

(1)       TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  TA believes EBITDAR is a useful indication of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR is a meaningful disclosure that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by U.S. generally accepted accounting principles, or GAAP.

(2)       Interest expense included the following:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
HPT rent classified as interest	$1,894	$1,849	$7,330	$7,390
Amortization of deferred financing costs	89	190	352	403
Other	743	278	2,676	1,212
	$2,726	$2,317	$10,358	$9,005

(3)       Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases.  Cash paid under real property lease agreements was $55,217 and $51,993 during the three month periods ended December 31, 2012 and 2011, respectively, while the total rent amounts expensed during the quarters ended December 31, 2012 and 2011, were $50,897 and $48,459, respectively.  Cash paid under lease agreements was $217,568 and $206,128, during the years ended December 31, 2012 and 2011, respectively, while the total rent amounts expensed were $198,927 and $191,798, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  In addition, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments to HPT is applied to amortize a sale/leaseback financing obligation.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred tenant improvement allowance that HPT paid to TA during the four years from 2007 through 2010 and the deferred gain realized on the sale of assets that are leased back.  A reconciliation of these amounts is as follows.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Cash payments to HPT for rent (a)	$52,604	$49,586	$207,653	$196,364
Other cash rental payments	2,613	2,407	9,915	9,764
Total cash payments under real property leases	55,217	51,993	217,568	206,128
Adjustments for:
Accrued estimated percentage rent not yet paid (overpaid)	(11)	—	(11)	—
Noncash straight line rent accrual — HPT	(358)	378	(2,664)	3,021
Noncash straight line rent accrual — other	134	139	325	304
Interest paid on deferred rent obligation	—	—	—	(1,450)
Amortization of sale/leaseback financing obligation	(449)	(510)	(2,089)	(2,046)
Portion of rent payments classified as interest expense	(1,894)	(1,849)	(7,330)	(7,390)
Amortization of deferred tenant improvements allowance	(1,692)	(1,692)	(6,769)	(6,769)
Amortization of deferred gain on sale/leaseback transactions	(50)	—	(103)	—
Total amount expensed as rent	$50,897	$48,459	$198,927	$191,798

(a)     Includes the last payment of interest made on TA’s deferred rent obligation in January 2011.

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on December 31, 2012, that were operated by TA continuously since the beginning of the earliest applicable periods presented.  This data excludes revenues and expenses that were not generated at travel centers TA operates, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers and percentage amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2012	2011	Change Fav/(Unfav)		2012	2011	Change Fav/(Unfav)
Number of company operated travel centers	192	192	—		184	184	—

Total fuel sales volume (gallons)	458,715	486,302	(5.7)%		1,868,867	1,951,359	(4.2)%

Total fuel revenues	$1,506,578	$1,532,249	(1.7)%		$6,089,938	$6,182,799	(1.5)%
Total fuel gross margin	$74,150	$72,576	2.2%		$311,404	$292,987	6.3%

Total nonfuel revenues	$313,614	$307,137	2.1%		$1,288,936	$1,249,467	3.2%
Total nonfuel gross margin	$174,133	$174,402	(0.2)%		$714,918	$710,807	0.6%
Nonfuel gross margin percentage	55.5%	56.8%	(130	)b.p.	55.5%	56.9%	(140	)b.p.

Total gross margin	$248,283	$246,978	0.5%		$1,026,322	$1,003,794	2.2%
Site level operating expenses	$166,296	$165,023	(0.8)%		$660,663	$658,559	(0.3)%
Site level operating expenses as a percentage of nonfuel revenues	53.0%	53.7%	70	b.p.	51.3%	52.7%	140	b.p.
Site level gross margin in excess of site level operating expense	$81,987	$81,955	0.0%		$365,659	$345,235	5.9%

(1)          Excludes two travel centers TA operates that are owned by a joint venture and travel centers operated by TA’s franchisees.

(End)